Exhibit 10.8

                             CONTRIBUTION AGREEMENT

                                  By and Among

                            THE TIMES MIRROR COMPANY
                                       and
                                  TMCT 11, LLC

                                      and

                      CHELSEA GCA REALTY PARTNERSHIP, L.P.
                                       and
                            CHELSEA GCA REALTY, INC.

                         Dated: As of September 3, 1999

                             CONTRIBUTION AGREEMENT

          Contribution Agreement (this "AGREEMENT") made as of the 3rd day of September, 1999 (the "AGREEMENT DATE"), by and among The Times Mirror Company, a Delaware corporation (the "CONTRIBUTOR 9'), TMCT II, LLC, a Delaware limited liability company ("LLC"), Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP") and Chelsea GCA Realty, Inc., a Maryland corporation (the "COMPANY").

                                  WITNESSETH:

          WHEREAS, Contributor desires to contribute to Operating Partnership cash in return for Preferred Units in Operating Partnership on the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "AFFILIATE" means with respect to any Person, any other Person controlled by, controlling or under common control with such Person. For purposes hereof, "control" shall include the power to direct the actions of a Person, regardless of whether the same shall involve an ownership interest in such Person.

          "AGREEMENT" has the meaning set forth in the initial paragraph hereof.

          "AGREEMENT DATE" has the meaning set forth in the initial paragraph hereof.

          "AGREEMENT OF LIMITED PARTNERSHIP" means the Agreement of Limited Partnership of Operating Partnership, dated as of October 14, 1993, in the form attached hereto as EXHIBIT A-1, as amended by Amendment No. 1, dated as of March 31, 1997, in the form attached hereto as EXHIBIT A-2, Amendment No. 2, dated as of October 7, 1997, in the form attached hereto as EXHIBIT A-3, Amendment No. 3, dated as of the date hereof, in the form attached hereto as EXHIBIT A-4, and as further amended from time to time after the date hereof.

          "ARTICLES SUPPLEMENTARY" means the Articles Supplementary of the Company governing the Preferred Shares, substantially in the form attached hereto as EXHIBIT B.

          "BENEFIT PLAN" has the meaning set forth in PARAGRAPH 7(f).

          "BROKER" has the meaning set forth in PARAGRAPH 10.

          "BYLAWS" means the Bylaws of the Company, as amended from time to time.

          "CHARTER" means the Articles of Incorporation of the Company, as amended and restated from time to time, including as supplemented by the Articles Supplementary.

          "CLOSING." has the meaning set forth in PARAGRAPH 6(a).

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMISSION" has the meaning set forth in PARAGRAPH 4(f)(i).

          "COMPANY" has the meaning set forth in the initial paragraph hereof

          "CONTRIBUTION AMOUNT" means $65,000,000.

          "CONTRIBUTOR" has the meaning set forth in the initial paragraph hereof.

          "CONTRIBUTOR'S AND LLC'S CLOSING DOCUMENTS" has the meaning set forth in PARAGRAPH 6(c).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE DATE" means, with respect to any Preferred Unit, the date on which the exchange of such Preferred Unit for a Preferred Share shall occur in accordance with the Agreement of Limited Partnership.

          "FORM 10-K" has the meaning set forth in PARAGRAPH 4(f)(i).

          "FORM 10-Q" has the meaning set forth in PARAGRAPH 4(f)(ii).

          "GAAP" means generally accepted accounting principles consistently applied.

          "GOVERNING DOCUMENTS" means, with respect to (i) a limited partnership, such limited partnership's certificate of limited partnership and the agreement of limited partnership, and any amendments or modifications of any of the foregoing; (ii) a corporation, such corporation's articles or certificate of incorporation, by-laws and any applicable authorizing resolutions, and any amendments or modifications of any of the foregoing; (iii) a limited liability company, such limited liability company's articles or certificate of organization, by-laws and operating agreement or agreement of limited liability company, and any amendments or modifications of any of the foregoing; and (iv) a trust, such trust's declaration of trust and bylaws and any amendments or modifications of any of the foregoing.

          "I.R.S." means the United States Internal Revenue Service.

          "LLC" has the meaning set forth in the initial paragraph hereof.

          "OPERATING PARTNERSHIP" has the meaning set forth in the initial paragraph hereof.

          "OPERATING PARTNERSHIP'S CLOSING DOCUMENTS" has the meaning set forth in PARAGRAPH 6(b).

          "OWNERSHIP LIMIT" has the meaning set forth in PARAGRAPH 4(l).

          "PARITY PREFERRED SHARES" has the meaning ascribed to such term in the Articles Supplementary.

          "PARTNER" has the meaning ascribed to such term in the Agreement of Limited Partnership.

          "PERSON" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or representative capacity.

          "PREFERRED DIVIDEND DEFAULT" has the meaning set forth in the Articles Supplementary.

          "PREFERRED UNITS" means the 9.00% Series B Cumulative Redeemable Preferred Units as such term is defined in the Agreement of Limited Partnership.

          "PREFERRED SHARES" means the 9.00% Series B Cumulative Redeemable Preferred Stock of the Company more fully described in the Articles Supplementary.

          "PTP" means a "publicly traded partnership" within the meaning of
Section 7704 of the Code.

          "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in PARAGRAPH 6(b)(iv) hereof.

          "REIT" has the meaning set forth in PARAGRAPH 8(g) hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SEC REPORTS" has the meaning set forth in Paragraph 8(o) hereof.

          "SUBSIDIARY" means with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity (a) of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person, or (b) of which such Person is a general partner or managing member.

          "US$" means United States dollars, lawful money of the United States of America.

          2. CONTRIBUTION OF CASH. Subject to the terms and provisions of this Agreement, Contributor hereby agrees to contribute to Operating Partnership the Contribution Amount on the date of the Closing in consideration for 1,300,000 Preferred Units in Operating Partnership to be issued to the LLC, unless, prior to the Closing, Contributor designates otherwise. Subject to the terms and provisions of this Agreement, Operating Partnership hereby agrees to accept the Contribution Amount and to issue to LLC (or such other party as Contributor may designate prior to the Closing) Preferred Units in exchange therefor on the date of the Closing.

          3. CONDITIONS TO CLOSING.

          (a) CONDITIONS TO OPERATING PARTNERSHIP'S AND COMPANY'S OBLIGATIONS. Operating Partnership's and Company's obligations under this Agreement to accept the Contribution Amount, provide Contributor with Preferred Units and otherwise consummate the transactions contemplated herein are subject to the satisfaction (or waiver in writing by Operating Partnership and the Company) of the following conditions on or before the Closing:

          (i) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect.

          (ii) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Contributor and LLC contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on the date of the Closing.

          (iii) PERFORMANCE OF AGREEMENT. The Contributor and LLC shall have performed, in all material respects, all of its respective covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing, including, without limitation, delivery of the Contribution Amount.

          (iv) DELIVERY OF CLOSING DOCUMENTS. Operating Partnership and Company shall have received the Contributor's and LLC's Closing Documents.

          In the event that for any reason any of the conditions set forth in this PARAGRAPH 3(a) or elsewhere in this Agreement are not satisfied or waived by Operating Partnership and Company at or prior to the Closing, at Operating Partnership's or Company's option, this Agreement shall be terminated and Operating Partnership, Company, LLC and Contributor shall be released from their obligations under this Agreement and none of Operating Partnership, Company, LLC or Contributor shall have any further liability hereunder.

          (b) CONDITIONS TO CONTRIBUTOR'S AND LLC'S OBLIGATIONS. Contributor's obligations under this Agreement to deliver the Contribution Amount and otherwise consummate the transactions contemplated herein are subject to the satisfaction (or waiver in writing by Contributor) of the following conditions on or before the Closing:

          (i) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect.

          (ii) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Operating Partnership and Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on the date of the Closing.

          (iii) PERFORMANCE OF AGREEMENT. Operating Partnership and Company shall have performed, in all material respects, all of their respective covenants, agreements and obligations required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

          (iv) DELIVERY OF CLOSING DOCUMENTS. Contributor and LLC shall have received the Operating Partnership's Closing Documents.

          (v) FUNDING OF LLC EXCHANGE FUND. The LLC Exchange Fund shall have been funded by its members prior to or at the Closing.

          In the event that for any reason any of the conditions set forth in this PARAGRAPH 3(b) or elsewhere in this Agreement are not satisfied or waived by Contributor and LLC at or prior to the Closing, at Contributor's option, this Agreement shall be terminated and Contributor, LLC, Operating Partnership and Company shall be released from their obligations under this Agreement and none of Contributor, LLC, Operating Partnership or Company shall have any further liability hereunder.

          4. COVENANTS. The covenants set forth in this PARAGRAPH 4 shall survive the Closing.

          (a) On the Exchange Date, Company shall issue Preferred Shares in Company in a number equal to the number of Preferred Shares into which the Preferred Units are exchangeable pursuant to the terms of the Agreement of Limited Partnership. Upon consummation of such exchange in accordance with the terms of the Agreement of Limited Partnership, and issuance in accordance with the Charter, the Preferred Shares shall be validly issued, fully paid and non-assessable pursuant to the Articles Supplementary.

          (b) Operating Partnership covenants to notify holders of Preferred Units promptly in the event Company or any Subsidiary of Company anticipates or realizes either that (i) on or prior to the second anniversary of the Closing, the fair market value of its assets determined in accordance with Code ss. 856(c)(5)(A), constituting "stock and securities" within the meaning of Section 351(e)(1) of the Code will equal 10% or more of the value of the Operating Partnership's total assets; (ii) on or prior to the second anniversary of the Closing, there is a material increase in such percentage of Operating Partnership's assets constituting "stock and securities" if immediately preceding such material increase the percentage of Operating Partnership's assets constituting "stock and securities" within the meaning of SECTION 351
(E)(1) of the code equaled 10% or more of the operating partnership's total assets; (iii) the Preferred Units will represent more than 18% of the total capital interest in the Operating Partnership; or (iv) the interest of the Preferred Units in profits will represent more than 18% of the profits of the Operating Partnership.

          (c) Company agrees that it will notify holders of Preferred Units promptly in the event it becomes aware of any facts that will or likely will cause Operating Partnership to become a PTP.

          (d) Through December 31, 2000, Operating Partnership: (i) shall take all actions reasonably available to it under the Agreement of Limited Partnership as presently in effect to avoid treatment as a PTP; and (ii) shall not issue, or enter into binding agreements to issue, any Operating Partnership units to the extent such issuance would cause it to fail to satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h) immediately after such issuance (taking into account any person treated as a partner under Treasury Regulation Section 1.7704-1(h)(3) and substituting "80" for "100").

          (e) For each taxable year, Company will promptly provide notice to the holders of the Preferred Units in the event Company or any Subsidiary of Company anticipates or realizes that less than 90% of the gross income of Operating Partnership for such taxable year will or likely will constitute "qualifying income" within the meaning of Section 7704(d) of the Code.

          (f) Operating Partnership covenants that it shall deliver to holders of Preferred Units the following:

          (i) as soon as available, but in no event later than five business days following the date on which Company files its annual report in respect of a fiscal year on Form 10-K, or such other applicable FORM ("FORM 10-K"), with the Securities and Exchange Commission (the "COMMISSION") (or, in the event that Operating Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-K separate from Company's Form 1O-K, five business days after the filing of such report by Operating Partnership with the Commission), a complete copy of Operating Partnership's audited financial statements for such fiscal year, including a balance sheet, income statement and cash flow statement for such fiscal year prepared and audited by an independent certified public accountant in accordance with GAAP;

          (ii) as soon as available, but in no event later than five business days following the date on which Company files its quarterly report in respect of a fiscal quarter on Form 1O-Q, or such other applicable FORM ("FORM 1O-Q"), with the Commission (or, in the event the Operating Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 1O-Q separate from Company's Form 1O-Q, five business days after the filing of such report by Operating Partnership with the Commission), a complete copy of Operating Partnership's unaudited quarterly financial statements for such fiscal quarter including a balance sheet, income statement and cash flow statement for such fiscal quarter prepared in accordance with GAAP; and

          (iii) on a quarterly basis, (as soon as possible, but in no event later than sixty (60) days following the end of each fiscal quarter of Operating Partnership and one hundred fifteen (115) days following the end of each fiscal year of Operating Partnership) a reasonable good faith written estimate of, together with reasonable supporting information of, (1) the percentage of the Operating Partnership's capital interest represented by the Preferred Units, (2) the percentage of the Operating Partnership's total profits represented by the interest of the Preferred Units in profits, (3) the percentage of the value of the Operating Partnership's assets which consist of "stock or securities" within the meaning of Section 351(e)(1) of the Code (provided that the Operating Partnership shall not be required to deliver the information required by this subparagraph 4(f)(iii)(3) after the second anniversary of the Closing), and
               (4) the percentage of gross income of the Operating Partnership represented by "qualifying income" within the meaning of Section 7704(d) of the Code.

          (g) Provided that all other conditions to Operating Partnership's and Company's obligations set forth in this Agreement have been satisfied or properly waived, Operating Partnership covenants that

          (i) it shall record LLC (or such other party as Contributor may designate prior to the Closing) as the holder of the Preferred Units on its books and records and shall admit such record holder as a limited partner to Operating Partnership on the Closing Date; and

          (ii) if the Preferred Units were not issued originally to LLC, it shall permit, and the General Partner of the Operating Partnership hereby approves, the transfer of the Preferred Units to the LLC, in accordance with the Agreement of Limited Partnership, and, upon such transfer, shall record the LLC as the holder of the Preferred Units on its books and records and shall admit the LLC as a limited partner to Operating Partnership, provided that the LLC makes the representations and warranties set forth in PARAGRAPHS 7(c), 7(d), 7(e), 7(f), 7(g), 7(h), 7(i),
               7(j), 7(k) AND 7(l) hereof with respect to its acquisition of the Preferred Units.

          (h) Operating Partnership shall not issue any Preferred Units to any Person other than Contributor or LLC, and Company shall not issue any Preferred Shares to any Person other than a holder of Preferred Units upon exchange of such Preferred Units.

          (i) Upon request of Contributor, LLC or any of their respective permitted transferees, each of the Operating Partnership and the Company agrees, upon the reasonable request of Contributor or LLC made not more than twice in any 12-month period, to deliver a certificate to Contributor, LLC or any of their respective permittted transferees bringing down the representations and warranties made by the Operating Partnership and the Company in PARAGRAPHS 8(d), 8(e), 8(f), 8(g) and 8(n) hereof, as to a date or dates requested by Contributor, LLC or any of their respective permitted transferees if and to the extent, after due inquiry, the Operating Partnership and the Company can make such representations and warranties as of such date or dates.

          (j) Operating Partnership will treat the Preferred Units as equity for U.S. federal income tax purposes, unless and until such treatment is challenged by the I.R.S. and a final determination within the meaning of Section 1313(a) of the Code requires otherwise.

          (k) After any exchange of Series B Preferred Units pursuant to Section 7 of Attachment 1 to the Third Amendment of the Agreement of Limited Partnership, the Company shall at all times ensure that the number of members of the Company's Board of Directors permitted pursuant to the Charter, the Bylaws and the Maryland Corporations Code, as amended, is sufficient to allow the Board of Directors to increase by two the number of members of the Board of Directors, without stockholder approval, in order to permit the holders of Preferred Shares (and shares on parity therewith) to elect two additional directors upon the occurrence of a Preferred Dividend Default in accordance with the provisions of the Articles Supplementary.

          (1) The Company shall not modify, rescind or revoke the waiver by the Board of Directors of the "OWNERSHIP LIMIT" (set forth in Article Third, Section 7 of the Articles Supplementary) pursuant to resolutions of the Board of Directors dated August 31, 1999, with respect to the Contributor's or LLC's ownership of the Preferred Shares. The Company agrees not to withhold a corresponding waiver of such Ownership Limit in favor of any transferee of Contributor or LLC (or any subsequent transferee) if such transferee provides to the Company representations to the effect of Sections 7(k) and 7(l) hereof. The Company further agrees not to withhold such corresponding waiver of such Ownership Limit in favor of any transferee of Contributor or LLC (or subsequent transferee) if such transferee provides to the Company reasonable representations and undertakings, which in the sole discretion of the Company, are appropriate to establish that the ownership by such transferee will not adversely affect the Company's status as a REIT.

          (m) The Company and Operating Partnership agree that in the event the Company amends its Charter so as to increase the number of shares of preferred stock that the Company is authorized to issue, the Company shall, upon the written request of the holders of a majority in interest of the Preferred Units and the Preferred Shares (counted together as a single class for the purposes of this paragraph), take such actions as are reasonably necessary (i) to reduce the $50 per Preferred Unit and $50 per Preferred Share liquidation preference to $25 per Preferred Unit and $25 per Preferred Share, (ii) to provide an appropriate and proportional increase in the number of Preferred Units and Preferred Shares issued and outstanding and (iii) to take all other steps reasonably necessary or appropriate to give effect to the foregoing adjustment and to preserve the economic value of the Preferred Units and the Preferred Shares.

          5. TRANSACTION COSTS. Except as otherwise specifically set forth herein, each of the parties hereto shall bear its own costs and expenses with respect to the transaction contemplated hereby.

          6. CLOSING.

          (a) The closing of the transactions contemplated by this Agreement shall be consummated on September 3, 1999 or on such other date as the parties may mutually agree (the "CLOSING").

          (b) At the Closing, Operating Partnership and Company shall deliver to Contributor and LLC the following documents and the following other items (the documents and other items described in this PARAGRAPH 6(b) being collectively referred to herein as the "OPERATING PARTNERSHIP'S CLOSING DOCUMENTS"):

          (i) This Agreement duly executed and delivered by Operating Partnership and Company;

          (ii) The Third Amendment to the Agreement of Limited Partnership, in the form attached hereto as EXHIBIT A-4, duly executed and delivered by all Persons necessary to make such amendment binding on and enforceable against all Partners in Operating Partnership;

          (iii) The Articles Supplementary of the Company, in the form set forth on EXHIBIT B, duly approved, executed and delivered by the Company in a form suitable for filing in the State Department of Assessments and Taxation of Maryland, which filing shall occur no later than September 7, 1999;

          (iv) The Registration Rights Agreement, substantially in the form set forth on EXHIBIT C, duly executed and delivered by Company;

          (v) A Certificate of the Secretary of Company substantially in the form set forth on EXHIBIT D, together with completed exhibits attached thereto, executed by the secretary of the Company and dated as of the date of the Closing;

          (vi) Cross-Receipts, substantially in the form set forth on EXHIBIT E;

          (vii) An opinion Of counsel to Company and Operating Partnership substantially in the form set forth on EXHIBIT F;

          (viii) Those other closing documents required to be executed by either Operating Partnership or Company or as may be otherwise necessary or appropriate to consummate the transactions contemplated hereby.

          (c) At the Closing, Contributor and LLC shall deliver to Operating Partnership and Company the following documents and the following other items (the documents and other items described in this PARAGRAPH 6(C) being collectively referred to herein as the "CONTRIBUTOR'S AND LLC'S CLOSING DOCUMENTS"):

          (i)  Counterparts of documents listed in PARAGRAPH 6(B)(i), (ii),
               (iv), and (vi), duly executed and delivered by Contributor and LLC; and

          (ii) Those other closing documents required to be executed by it or as may be otherwise necessary or appropriate to consummate the transactions contemplated hereby.

          7. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR AND LLC. EACH of Contributor and LLC makes the following representations and warranties as to itself to Operating Partnership and Company, all of which (except as otherwise designated) are true and correct in all material respects on the Agreement Date and shall be true and correct in all material respects as of the date of the
Closing:

          (a) It is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein. The individuals executing this Agreement on its behalf have been duly authorized by all necessary and appropriate action on its behalf. This Agreement is its valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

          (b) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) its Governing Documents or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which it is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other Person is required for its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

          (c) It acknowledges that the Preferred Units have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under the Securities Act and similar state law exemptions. The Preferred Units to be received by LLC (or Contributor's alternate designee), and any Preferred Shares acquired in exchange therefor shall be held by LLC (or Contributor's alternate designee) for investment purposes only for its own account, and not with a view to or for sale in connection with any distribution of the Preferred Units or such Preferred Shares in violation of the Securities Act, and it acknowledges that the Preferred Units and Preferred Shares cannot be sold or otherwise disposed of by the holders thereof unless they are subsequently registered under the Securities Act or pursuant to an exemption therefrom; and the Preferred Units may not be sold, assigned or otherwise transferred except in compliance with the Agreement of Limited Partnership. It hereby acknowledges receipt of a copy of the Agreement of Limited Partnership, as amended to the date hereof, and represents that it has reviewed same and understands the provisions thereof which have a bearing on the representations made in this PARAGRAPH 7(c).

          (d) It has no contract, understanding, agreement or arrangement with any Person or entity to sell, transfer or grant a participation to such Person or entity or any other Person or entity, with respect to any or all of the Preferred Units it may receive in accordance with the provisions hereof or any Preferred Shares to be acquired in exchange therefor, other than the transfer of Preferred Units to LLC if the Preferred Units are not originally issued to LLC.

          (e) It is an "accredited investor" within the meaning of Regulation D under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of receiving and owning the Preferred Units, and it is able to bear the economic risk of such ownership and understands that an investment in Preferred Units involves substantial risks.

          (f) No part of the funds to be used by Contributor to purchase the Preferred Units constitutes "plan assets", as defined in Department of Labor Regulation Section 2510.3-101 (29 C.F.R. 2510.3-101), of any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or individual retirement account or plan which is subject to Section 4975 of the Code (collectively, a "BENEFIT PLAN"') or of any account or entity whose underlying assets constitute "plan assets" of a Benefit Plan by reason of the Benefit Plan's investment in the account or entity.

          (g) In making this investment, it is relying upon the advice of its own personal, legal and tax advisors with respect to the tax and other aspects of an investment in Operating Partnership.

          (h) There has been made available to it and its advisors the opportunity to ask questions of, and receive answers from, Operating Partnership and Company concerning the terms and conditions of the investment in the Preferred Units, and to obtain Company's SEC Reports on Form 1O-K for the year ended December 31, 1998 and on Form 1O-Q for the quarters ended March 31, 1999 and June 30, 1999, filed with the Securities and Exchange Commission, the Agreement of Limited Partnership, and any additional information, to the extent that any of them possess such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to it, or to otherwise make an informed investment decision, and that it has had an opportunity to consult with counsel and other advisors about the investment in the Preferred Units, and that all material documents, records and books pertaining to such investment have, on request, been made available to it and its advisors. It has reviewed the SEC Reports referenced above, and any other documents filed by Company since December 31, 1998 in accordance with the requirements of the Exchange Act of, including any business plans or strategies of Company or of Operating Partnership set forth therein.

          (i) Neither it nor any of its advisors is aware of or has engaged in any form of general solicitation or advertising with respect to sales of the Preferred Units, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

          (j) A principal purpose of using Contributor or LLC to invest in the Operating Partnership was not to permit the Operating Partnership to satisfy the 100 partner limitation set forth in Treasury Regulations ss. 1.7704-1(h)(1)(ii).

          (k) If the Preferred Shares were issued instead of or in exchange for the Preferred Units, no "individual" who Beneficially Owns an interest in the Contributor or LLC would Beneficially Own, by reason of its ownership interest in the Contributor or LLC or otherwise, more than 7.0% of the value of the outstanding stock of the Company. For this purpose, "individual" has the meaning provided in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code and "Beneficially Owns" means direct, indirect or constructive ownership through the application of Section 544 of the Code, as modified by
Section 856(h) of the Code.

          (1) If the Preferred Shares were issued instead of or in exchange for the Preferred Units, none of the Contributor, LLC or any Person that Constructively Owns Preferred Shares would own stock of the Company that would cause the Company to fail to satisfy any of the gross income requirements of
Section 856 of the Code. For this purpose, "Constructively Owns" means direct, indirect or constructive ownership through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

          It hereby expressly permits Stroock & Stroock & Lavan LLP, as counsel to Company and Operating Partnership, to rely upon the representations and warranties set forth above as if such representations and warranties were made by it directly to Stroock & Stroock & Lavan LLP.

          8. REPRESENTATIONS AND WARRANTIES OF OPERATING PARTNERSHIP AND COMPANY. Operating Partnership and Company make the following representations and warranties to Contributor and LLC, all of which (except as otherwise designated) are true and correct in all material respects on the Agreement Date and shall be true and correct in all material respects as of the date of the
Closing:

          (a) Operating Partnership is duly organized and validly existing under the laws of the state of its organization and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is material to the transactions contemplated hereby or to the conduct of its business and has been duly authorized by all necessary and appropriate action to enter into this Agreement, the Registration Rights Agreement and the Agreement of Limited Partnership, to issue, sell and deliver the Preferred Units in accordance with the Agreement of Limited Partnership and to consummate the transactions contemplated herein, and the individuals executing this Agreement on behalf of Operating Partnership have been duly authorized by all necessary and appropriate action on behalf of Operating Partnership. This Agreement is a valid and binding obligation of Operating Partnership, enforceable against Operating Partnership in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

          (b) Company is duly organized and validly existing under the laws of the state of its organization and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is material to the transactions contemplated herein or to the conduct of its business and has been duly authorized by all necessary and appropriate action to enter into this Agreement, the Agreement of Limited Partnership and the Registration Rights Agreement, to issue and deliver, upon exchange of the Preferred Units in accordance with the Agreement of Limited Partnership, the Preferred Shares and to consummate the transactions contemplated herein, and the individuals executing this Agreement on behalf of Company have been duly authorized by all necessary and appropriate action on behalf of Company. This Agreement is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy. Notwithstanding anything to the contrary in this Agreement, Company shall not be obligated to issue Preferred Shares in violation of the provisions on stock ownership limitations set forth in the Charter or the Agreement of Limited Partnership.

          (c) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the Governing Documents of Company or Operating Partnership or any of its general partners or
(ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which Company or Operating Partnership is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. The Company and the Operating Partnership have obtained all necessary consents, approvals, authorizations, orders, registrations and qualifications of any governmental entity or any other Person required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Operating Partnership or Company.

          (d) Immediately following the issuance of the Preferred Units pursuant to this Agreement, (i) less than 8% of the value, which shall be the fair market value of such assets as determined in accordance with Code ss. 856(c)(5)(A), of the Operating Partnership's assets will consist of "stock and securities" within the meaning of Section 351(e)(1) of the Code, and Operating Partnership has no present plan to increase the amount of its assets constituting "stock and securities" to a percentage equal to or greater than 10%, (ii) the Preferred Units will represent less than 13% of the capital interest in the Operating Partnership and Operating Partnership has no present plan to take any action that would cause the Preferred Units to represent more than 13% of the capital interest in the Operating Partnership, and (iii) the interest of the Preferred Units in profits will represent less than 13% of the profits of the Operating Partnership and the Operating Partnership has no present plan to take any action that would cause the interest of the Preferred Units in profits to represent more than 13% of the profits of the Operating Partnership. For the purposes of this representation, Excluded Cash shall not be treated as "stock and securities" within the meaning of Section 351(e)(1) of the Code. Excluded Cash means the portion of the amount of cash received by the Operating Partnership pursuant to this transaction from Contributor that will be used by the Operating Partnership to repay outstanding indebtedness within fifteen (15) days of Closing.

          (e) Operating Partnership is and has been since its organization treated as a partnership for federal income tax purposes and has no present plan or intention to take any action to be treated other than as a partnership. Operating Partnership has not been and is not presently a PTP.

          (f) Neither the Company nor any Subsidiary of Company has any present plan or intention, and neither the Company nor any Subsidiary of Company has any actual knowledge of any present plan or intention of any Partner in Operating Partnership, to take any action or actions that would or likely would result in Operating Partnership becoming a PTP in the foreseeable future. Neither Company nor any Subsidiary of Company has actual knowledge of facts that reasonably would cause it to expect that Operating Partnership would or likely would become a PTP in the foreseeable future.

          (g) The Company has properly elected to be taxed as a real estate investment trust ("REIT") under and in accordance with Sections 856 to 860 of the Code, has qualified for taxation as a REIT for all taxable years ending on or prior to December 31, 1998 and has no present plan or intention or knowledge of facts that likely would cause it to fail to qualify for taxation as a REIT in the foreseeable future.

          (h) The Preferred Units have been duly authorized and upon contribution of the Contribution Amount to the Operating Partnership will be validly issued, fully paid and, to the extent permitted by the Revised Uniform Limited Partnership Act of the State of Delaware, non-assessable. Attached hereto as part of Exhibit D is a true and complete copy of the Agreement of Limited Partnership. The Agreement of Limited Partnership has not been amended, superseded or revoked and is in full force and effect on the date hereof.

          (i) The Preferred Shares issuable upon exchange of the Preferred Units in accordance with the Agreement of Limited Partnership have been duly and validly reserved for issuance, and upon issuance in accordance with this Agreement, the Agreement of Limited Partnership and the Charter, shall be duly and validly issued, fully paid and non-assessable.

          (j) Neither the issuance, sale or delivery of the Preferred Units nor, upon exchange, the issuance and delivery of the Preferred Shares, is subject to any preemptive right of any Partner of Operating Partnership arising under applicable law or the Agreement of Limited Partnership or any stockholder of Company arising under applicable law or the Charter or Bylaws of Company, or to any contractual right of first refusal or other right in favor of any Person, except such rights as have been effectively waived by the holder thereof in connection with this transaction. With the exception of the Charter and the Agreement of Limited Partnership, there are no agreements or understandings in effect restricting the voting rights, the distribution rights or any other rights or privileges of the holders of the Preferred Units, or upon exchange, the Preferred Shares.

          (k) There is no action, suit, proceeding or investigation pending or, to Operating Partnership's and Company's knowledge, currently threatened against Operating Partnership or Company or any Subsidiary of either that questions the validity of this Agreement or the right of Operating Partnership or Company to enter into this Agreement, to consummate the transactions contemplated herein, or that would reasonably be expected to, either individually or in the aggregate, have a material adverse affect on the business, capitalization, operations, properties or condition (financial or otherwise) of Operating Partnership or Company or any Subsidiary of either, or result in any change in the current equity ownership of Operating Partnership or Company or any Subsidiary of either, nor is Company or Operating Partnership aware that there is any basis for the foregoing.

          (1) Neither Operating Partnership nor Company nor any Subsidiary of either is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture or obligation to which it is a party or by which Operating Partnership or Company or any Subsidiary of either or any property or asset of Company or Operating Partnership or any Subsidiary of either is bound or affected, except for any such conflicts, defaults or violations that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of Operating Partnership or Company or any Subsidiary of either.

          (m) Operating Partnership and Company hereby consent to any pledge and release of such pledge of the Preferred Units and to any pledge and release of such pledge of any Preferred Shares into which such Preferred Units are exchanged, to secure the obligations of Contributor or LLC, so long as the pledge and exercise of remedies thereunder shall be subject in all respects to the provisions of the Agreement of Limited Partnership.

          (n) For all taxable years ending on or prior to December 31, 1998, 90% or more of Operating Partnership's gross income constituted "qualifying income" within the meaning of Code Section 7704(d). Neither the Company nor the Operating Partnership has taken or has any present plan or intention to take any action that will result in 90% or more of the Operating Partnership's gross income not constituting "qualifying income" within the meaning of Code Section 7704(d) for taxable years ending after December 31, 1998.

          (o) All effective registration statements, reports, proxy statements or information statements filed by either of the Company and Operating Partnership with the Commission since December 31, 1998 (collectively, THE "SEC REPORTS"), when they became effective or were filed with the Commission, as they case may be, conformed in all material respects to the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (p) The Company, Operating Partnership and their respective Affiliates have good and marketable title to all real property and good and marketable title to all personal property identified in the SEC Reports as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Reports or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership and their respective Affiliates; and all real property and buildings held under lease by the Company, the Operating Partnership and their respective Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership and their respective Affiliates.

          (q) As of December 31, 1998, the entire authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, of which 1,000,000 shares were issued and outstanding, and 50,000,000 shares of common stock, of which 15,607,760 shares were issued and outstanding. Since December 31, 1998, there has been no material change in the authorized, issued or outstanding shares of capital stock of the Company and no shares have been redeemed or converted into treasury shares, except as follows: (i) 123,683 shares have been issued pursuant to the Company's Dividend Reinvestment Plan; (ii) Partnership Units have been converted into 66,500 shares; options to purchase 2,300 shares have been exercised; and 1,030 shares have been issued pursuant to the Employee Stock Purchase Plan. Except as described in the Company's annual report on Form 10-K for the year ended December 31, 1998, as of the date thereof there were no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which were binding upon the Company providing for the issuance or acquisition of any of the Company's capital stock. Except as set forth above, no options, warrants, rights, contracts, rights to subscribe, conversion rights or other such agreements or commitments have been issued since December 31, 1998. Except as described in the Company's annual report on Form 10-K for the year ended December 31, 1998, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except for the Company's 8 3/8% Series A Cumulative Redeemable Preferred Stock, no securities of the Company are pari passu or senior in right to the Series B Preferred Shares as to payment of dividends and liquidation preference. Neither the Company nor the Operating Partnership has issued any Series B Preferred Units or Series B Preferred Shares to any Person.

          Operating Partnership and Company hereby expressly permit Gibson, Dunn & Crutcher LLP, as counsel to Contributor and LLC, Latham & Watkins, special counsel to certain members of the LLC, and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to a special committee of the Board of Directors of Contributor, to rely upon the representations and warranties set forth in this PARAGRAPH 8 as if such representations and warranties were made by Operating Partnership and Company directly to Gibson, Dunn & Crutcher LLP, Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP.

          9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. THE representations and warranties set forth in PARAGRAPHS 7 AND 8 shall survive the Closing.

          10. BROKERS. Each party represents and warrants to the other that it has dealt with no broker, finder or other person (collectively, "BROKE") with respect to this Agreement or the transactions contemplated hereby and that no Broker is entitled to a commission as a result of this transaction, except for Goldman, Sachs & Co. and Merrill Lynch & Co., whose commissions will be paid by Operating Partnership and/or the Company. Each of (a) Operating Partnership and Company, severally and not jointly, on the one hand, and (b) Contributor on the other hand, agree to indemnify and hold harmless the other party against any loss, liability, damage, expense or claim incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorney's fees and court costs incurred in defending any such claim. The provisions of this PARAGRAPH 10 shall survive the Closing.

          11. COMPLETE AGREEMENT. This Agreement (including the agreements attached as exhibits hereto) represents the entire agreement between Contributor, LLC, Operating Partnership and Company covering everything agreed upon or understood in this transaction and all other prior agreements, written or oral, including any prior subscription agreements or letters, are merged into this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof in effect between the parties. No change or addition shall be made to this Agreement except by a written agreement executed by Contributor, LLC, Operating Partnership and Company.

          12. AUTHORIZED SIGNATORIES. The Persons executing this Agreement for and on behalf of Contributor, LLC, Operating Partnership and Company each represent that they have the requisite authority to bind the entities on whose behalf they are signing.

          13. PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          14. MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be interpreted and enforced according to the laws of the State of Delaware.

          (b) HEADINGS; SECTIONS. All headings and sections of this Agreement are inserted for convenience only and do not form part of this Agreement or limit, expand or otherwise alter the meaning of any provisions hereof.

          (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed effective execution of this Agreement and may be relied upon as such by the other party. In the event facsimile signatures are delivered, originals of such signatures shall be delivered to the other party within three (3) business days after execution.

          (d) NO BENEFIT FOR THIRD Parties. Except as set forth in the last paragraph of Sections 7 and 8 hereof, the provisions of this Agreement are intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, which shall be entitled to rely upon all representations, warranties and agreements of Company and Operating Partnership hereunder, as if made to it, and upon all of Operating Partnership's Closing Documents, as if addressed to it. In addition, the legal opinions delivered pursuant to Section 6(b)(vii) hereof shall be addressed and delivered to LLC in addition to being addressed and delivered to Contributor. None of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

          (e) RIGHTS AND OBLIGATIONS. The rights and obligations of Contributor, LLC, Operating Partnership and Company shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the provisions of Article II of the Agreement of Limited Partnership and Amendment No. 3 thereto in the form attached hereto as Exhibit A-4.

          (f) LIMITATION OF LIABILITY. The liability of Contributor and LLC hereunder shall be limited to the Contribution Amount.

          15. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier's transmission confirmation report. Notice shall be sent and deemed given when (a) if personally delivered or via nationally recognized overnight courier, then upon receipt by the receiving party, or (b) if mailed, then three (3) days after being postmarked, or (c) if sent via telephonic facsimile transmission, then at the time set forth in the telecopier's transmission confirmation report.

          Any party listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

          If to Contributor:            The Times Mirror Company
                                        220 West First Street, 6th Floor
                                        Los Angeles, CA 90012
                                        Attn: William E. Niese
                                        Fax: 213-237-7696

          With a copy to:               Gibson, Dunn & Crutcher LLP
                                        333 South Grand Avenue
                                        Los Angeles, CA 90071-3197
                                        Attn: Peter F. Ziegler, Esq.
                                        Fax: 213-229-6595

          If to LLC:                    TMCT II, LLC
                                        c/o The Times Mirror Company,
                                            its Managing Member
                                        220 West First Street, 6th Floor
                                        Los Angeles, CA 90012
                                        Attn: William E. Niese
                                        Fax: 213-237-7696

          With a copy to:               Gibson, Dunn & Crutcher LLP
                                        333 South Grand Avenue
                                        Los Angeles, CA 90071-3197
                                        Attn: Peter F. Ziegler, Esq.
                                        Fax: 213-229-6595

          If to Operating Partnership
          or Company:                   103 Eisenhower Parkway
                                        Roseland, NJ 07068
                                        Attention: President

          With a copy to:               Martin H. Neidell, Esq.
                                        Stroock & Stroock & Lavan LLP
                                        180 Maiden Lane
                                        New York, NY 10038-4982

          16. PRESS RELEASES. Each of Contributor and LLC, on the one hand, and Operating Partnership and Company, on the other hand, agrees that such parties will not issue any press release, advertisement or other public communication with respect to this Agreement or transaction contemplated therein without the prior consent of the other party hereto if such press release names or otherwise identifies such other parties hereto (except to the extent such communication is required by applicable law or by the New York Stock Exchange Rules). No prior consent of the other parties hereto shall be required with respect to any press release, advertisement or other public communication issued by Contributor and LLC, on the one hand, and Operating Partnership and Company, on the other hand, which does not name or otherwise identify the other parties hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

                                   CONTRIBUTOR:

                                   THE TIMES MIRROR COMPANY


                                   By:
                                       -------------------------------

                                   Name:
                                         -----------------------------

                                   Title:
                                         -----------------------------

                                   LLC:

                                   TMCT II, LLC

                                   By:   The Times Mirror Company,
                                         Its Managing Member

                                       By:
                                            -------------------------------

                                        Name:
                                              -----------------------------

                                        Title:
                                              -----------------------------

                                  COMPANY


                                  CHELSEA GCA REALTY, INC., a Maryland
                                  corporation

                                   By:
                                       -------------------------------

                                   Name:
                                         -----------------------------

                                   Title:
                                         -----------------------------

                                   OPERATING PARTNERSHIP

                                   CHELSEA GCA REALTY PARTNERSHIP, L.P.,
                                   a Delaware limited partnership

                                   By:   CHELSEA GCA REALTY, INC., its
                                         General Partner

                                   By:
                                       -------------------------------

                                   Name:
                                         -----------------------------

                                   Title:
                                         -----------------------------